UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

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                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report: June 2, 2005
                  Date of earliest event reported: May 26, 2005

                            NOVA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



          NEVADA                        333-82608                 95-4756822
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)



             1005 Terminal Way, Suite 110, Reno, NV         89502-2179
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            (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code: (775) 324-8531


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1-        REGISTRANT'S BUSINESS AND OPERATIONS

                  ITEM 1.01   ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

                  The Company has announced that it has successfully completed the acquisition of the assets of Nacio Systems, Inc, based in Novato, California., through its wholly- owned subsidiary Nacio Systems, Inc., newly-formed Nevada corporation. The acquisition is subject to the approval of the shareholders of Nacio Systems.Nacio Systems, a member of the Cisco Powered Network program, provides full-service hosting, disaster recovery and connectivity solutions for businesses that rely on the Internet for daily operations. In addition, Nacio provides fully-managed dedicated server hosting, collocation and a full range of managed services such as robotic backup, and commercial grade Internet connectivity.n Attest Systems, a division of Nacio Systems, publishes software tools that assist organizations in the management of their software and hardware assets. GASP, the flagship product, is used worldwide for asset management, software compliance, Sarbanes-Oxley compliance and business continuity initiatives.

                  If approved by the Nacio shareholders, the Company will issue to Nacio Systems $8,000,000 of its common stock based on the trailing average of the closing price for the 30 trading days up to and proceeding the date of closing.

                  The definitive Asset Purchase Agreement will be the subject of a subsequent report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Nova Communications Ltd.

                                                     By: /s/ LESLIE I. HANDLER
                                                           President
Dated: June 2, 2005